UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): March 7, 2007 (March 3, 2007)
                                                  -----------------------------

                           United Ethanol Group, Inc.
                   ___________________________________________
             (Exact name of registrant as specified in its charter)

                                     Nevada
                       __________________________________
                 (State or other jurisdiction of incorporation)

            0-50013                              91-2107890
(Commission File Number)           (IRS Employer Identification No.)

                      216 N. Commercial Avenue, Eagle Grove, IA 50533
________________________________________________________________________
          (Address of principal executive offices)          (Zip Code)


                                  (515) 603-6292
               Registrant's telephone number, including area code:

                            Originally New York, Inc.
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On March 3, 2007 the Company executed and entered into a Distribution and Acquisition Agreement with U.S. Sustainable Energy Corporation ("USSE") (the "Distribution Agreement").

     In accordance with the terms of the Distribution Agreement, the Company acquired the worldwide rights to distribute biofuels in the transportation industry. The biofuels produced by USSE result from their unique process of breaking down biomass feedstocks (corn and/or soy). In consideration for these distribution rights, the Company agreed to issue and deliver to USSE a total of 900,000,000 shares of its common stock.

     The Distribution Agreement also provides that upon the satisfaction of some key conditions precedent, the Company and USSE will begin negotiations towards reaching a stock purchase, merger or other reorganization transaction between the two companies. Those conditions include that USSE must have installed and have active four reactors in its facility for the production of biofuels and must have completed and delivered to the Company audited financial statements reasonably satisfactory to the Company.

     The Distribution Agreement provides that the Company will prepare and file a Form S-4 Registration Statement as promptly as possible to register the shares issuable to USSE.

ITEM  3.02  UNREGISTERED  SALES  OF  EQUITY  SECURITIES

     In accordance with the Distribution Agreement, the Company agreed to issue 900,000,000 of the Company's newly issued restricted shares of common stock to USSE. This issuance was completed in accordance with Rule 506 of Regulation D promulgated under the Securities Act of 1933 in that there was no public distribution or solicitation undertaken in connection with the offering and sale of such securities.

ITEM  5.02  APPOINTMENT  OF  CERTAIN  OFFICERS

     On February 28, 2007 by unanimous approval of the Board of Directors, the Company appointed Kelmer R. Smith to the Board of Directors to serve until the next annual election of directors by shareholders.

     Mr. Kelmer Smith serves as VP of Engineering and Construction and manages the design and construction of the production and the fuel plants of U.S. Sustainable Energy Corp. Mr. Smith is a professional engineer licensed in five states, a Certified Energy Manager and Certified Energy Procurement Professional. He has over 22 years of diversified engineering and project management experience in the petrochemical, power generation and consulting engineer industries. Mr. Smith was educated at Mississippi State University receiving a B.S. in mechanical engineering with honors. He began his business career with Mississippi Power as a co-op student in their marketing department. Upon graduation, Mr. Smith worked for Exxon USA in their Baton Rouge, LA Refinery, the second largest refinery in the world. While at Exxon Mr. Smith served as a project engineer as well as the mechanical engineer for several refinery processes. In order to return to Mississippi, Mr. Smith left Exxon to work for Cataphote Inc. as a project manager and then Entergy Corporation at the Grand Gulf Nuclear Station. While at Entergy, Mr. Smith worked as a design engineer, scheduled work for the mechanical engineering department and served in Site Business Services as well Project Management. In 1996, Mr. Smith left Entergy to establish a successful consulting business which later merged with I.C. Thomasson Associates, Inc. where he served as a principal mechanical engineer and President of MS Operations. Mr. Smith has served as a project manager and design engineer on numerous commercial and industrial projects including a power generation station at Mississippi State University.

     Mr. Smith is Vice President of Engineering and Construction of U.S. Sustainable Energy Corp. As is elsewhere disclosed in this Report on Form 8-K, U.S. Sustainable Energy Corp and the Company have entered into the Distribution Agreement. Otherwise, Mr. Smith is not subject to material relationships or related party transactions with the Company.

     Mr. Smith has not been appointed to, nor as of the date of this disclosure, is he expected to be appointed to a Committee of the Board. Mr. Smith has not entered into any employment or related agreements with the Company.

ITEM  9.01.  FINANCIAL  STATEMENTS  AND  EXHIBITS

Exhibits

10.1 Distribution and Acquisition Agreement between United Ethanol Group, Inc. and U.S. Sustainable Energy Corporation.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized

                                        UNITED ETHANOL GROUP, INC.

                                             By:  /s/  John Rivera
                                                     -------------
                                                       Chief Executive  Officer

                                          By:  /s/  Taylor Moffitt
                                                  ----------------
                                                       Director

                                          By:  /s/  Chris McGovern
                                                  ----------------
                                                       President and Treasurer
Date: March 7, 2007